QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5

October 21, 2004

Treaty Oak Bancorp, Inc.
101 Westlake Drive
Austin, Texas 78746

  Re:
  Registration of 500,000 shares of common stock under the 2004 Stock Incentive Plan

Ladies and Gentlemen:

        I am the General Counsel of Treaty Oak Bancorp, Inc., a Texas corporation (the "Company"), and as such, I have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to 500,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, which are to be issued pursuant to the Treaty Oak Bancorp, Inc. 2004 Stock Incentive Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601 of Regulation S-K.

        In connection with the Registration Statement, I have examined such corporate records, certificates and other documents upon which I have relied and reviewed such questions of law as I have deemed necessary or appropriate for the purposes of this opinion. On the basis of such examination and review, I advise you that in my opinion the Shares, if and when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to all references to me included in such Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

        This opinion letter is rendered as of the date first written above, and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,

/s/ MARK J. PIETRANTONE

Mark J. Pietrantone
General Counsel

QuickLinks

  EXHIBIT 5